UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

American Spectrum Realty, Inc. (the “Company”) filed a Form 12b-25 Notification of Late Filing on March 31, 2014 (the “Original 12b-25”) confirming that the Company would be delaying the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”).

In the Original 12b-25 the Company disclosed, among other things that, as a result of the departure of the Company’s Chief Financial Officer, the Company is working with its accountants and consultants and reviewing its financial records, including journal entries and account balances related to the Company’s financial statements for the period ended December 31, 2013.  In addition, the Company disclosed that the Company and its consultants are continuing to evaluate the purchase price allocation and disclosures related to the transaction reported in the Form 8-K filed on January 7, 2014 (the “Purchase Price Allocation Issue”).

The Company filed a Current Report on Form 8-K on April 22, 2014, disclosing the records review and the Purchase Price Allocation Issue, and confirming the intention of the Company to file the 2013 Form 10-K as soon as practicable.  As a result of the records review and the Purchase Price Allocation Issue, the Company is delaying the filing of the Company’s Form 10-Q for the quarter ended March 31, 2014 (the “2014 March Form 10-Q”).  The Company continues to work diligently to review its financial records and resolve the Purchase Price Allocation Issue and intends to file the 2013 10-K and the 2014 March Form 10-Q as soon as practicable.

The Company filed a Current Report on Form 8-K on May 29, 2014, disclosing the records review and the Purchase Price Allocation Issue, and their impact on the timing of the filing of the 2013 Form 10-K and the 2014 March Form 10-Q, and the receipt by the Company of correspondence from NYSE MKT LLC (the “Exchange”) advising the Company that it is not in compliance with certain of the Exchange’s continued listing standards.  The Company submitted to the Exchange a compliance plan (the “Plan”) and is working to regain compliance with the applicable continued listing standards within the timeframe specified in the Plan.

On June 25, 2014, the Company received correspondence from the Exchange, notifying the Company that the Exchange accepted the Company's plan and granted the Company extensions to regain compliance with the continued listing standards of the Exchange to no later than July 15, 2014 for the 2013 Form 10-K and no later than August 18, 2014 for the 2014 March Form 10-Q (collectively, the "Plan Periods").  The Company will be subject to periodic review by the Exchange during the Plan Periods.  Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the Plan Periods could result in the Company being delisted from the Exchange.

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities act and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results may differ materially from those included in the forward-looking statements.  The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,’“ “could,” “would,” “intend,” “plan,” “purpose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

■	Item 9.01 Financial Statements and Exhibits.

■	(d) Exhibits.

■	Exhibit No. Exhibit Description

99.1 Press release issued by American Spectrum Realty dated as of July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:		/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	July 1, 2014